UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2022 (May 9, 2022)

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2022, Glatfelter Corporation (the “Company”), certain of its subsidiaries as borrowers (together with the Company, the “Borrowers”) and certain of its domestic subsidiaries as guarantors (the “Guarantors”) entered into a First Amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021 (the “Credit Agreement”), with certain banks as lenders (the “Lenders”), PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”) and other parties named therein.

The Amendment, among other things, provides that:

(i)

the Borrowers are obligated to maintain a maximum Leverage Ratio (as such term is defined in the Credit Agreement) of 6.75 to 1.00, for the quarterly period ended June 30, 2022 through and including the quarterly period ending December 31, 2023 (such period, the “Covenant Period”);

(ii)

obligations under the Credit Agreement will be secured by substantially all domestic assets of the Company and the Guarantors, subject to customary exceptions and limitations, provided that fee-owned real estate assets will secure the obligations under the Credit Agreement at the discretion of the Agent;

(iii)	the Borrowers shall maintain at least $50,000,000 of Liquidity (as defined in the Amendment) at the end of each fiscal quarter during the Covenant Period;

(iv)

certain covenants, including with respect to (a) payment of non-ordinary dividends (the Company’s payment of existing regular dividends is not affected), (b) incurrence of debt and liens, and (c) acquisitions will be more restricted during the Covenant Period; and

(v)	pricing for the applicable interest rate margin for Level V (as defined in the Credit Agreement) will increase from 200 to 225 basis points.

A summary description of the terms of the Credit Agreement are set forth in the Company’s Current Report on Form 8-K filed on September 2, 2021 and a copy of the Credit Agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 2, 2021, by and among Glatfelter Corporation, PNC Bank, National Association, and the other parties named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

May 10, 2022	By:	/s/ Jill L. Urey
		Name:	Jill L. Urey
		Title:	Vice President, Deputy General Counsel & Corporate Secretary